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                                                                   EXHIBIT 99.13


April 3, 2002


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen/Ladies:


        Arthur Andersen LLP, our independent public accountants, has represented to us that their audit of the consolidated financial statements of ProLogis Trust and subsidiaries, included in our Annual Report of Form 10-K/A for the year ended December 31, 2000 was subject to Arthur Andersen's quality # 1 control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.


                               Sincerely,

                               PROLOGIS TRUST


                               /s/ WALTER C. RAKOWICH
                               ---------------------------------------------
                               Walter C. Rakowich
                               Managing Director and Chief Financial Officer